Exhibit 4.4

B1BANK – LOAN NO.

PROMISSORY NOTE

$12,275,000.00	NOVEMBER 12, 2020

FOR VALUE RECEIVED, MERIDIAN EQUIPMENT LEASING LLC, a Texas limited liability company (“Debtor”), unconditionally promises to pay to the order of B1BANK, a Louisiana banking corporation (together with its successors and assigns, “Lender”), without setoff, at its offices at 5220 Spring Valley Road, Suite 100, Dallas (Dallas County), TX 75254, or at such other place as may be designated in writing by Lender, the principal amount of TWELVE MILLION TWO HUNDRED SEVENTY-FIVE THOUSAND AND NO100 DOLLARS ($12,275,000.00), or so much thereof as may be advanced from time to time in immediately available funds, together with interest computed daily on the outstanding principal balance hereunder, at an annual interest rate (the “Rate”), and in accordance with the payment schedule indicated below. This PROMISSORY NOTE (this “Note”) is executed pursuant to and evidences the Loan funded by Lender under, and secured in part by, that certain LOAN AND SECURITY AGREEMENT dated as of even date herewith (the “Effective Date”), between Debtor, White Claw, Grantor and Lender (as amended, restated or otherwise modified from time to time, the “Loan Agreement”), to which reference is made for a statement of the collateral, rights and obligations of Debtor and Lender in relation thereto, but neither this reference to the Loan Agreement, nor any provision thereof shall affect or impair the absolute and unconditional obligation of Debtor to pay unpaid principal of and interest on this Note when due. Capitalized terms not otherwise defined herein shall have the same meanings as in the Loan Agreement.

1. Rate. Prior to the Maturity Date or an Event of Default, the Rate shall be the LESSER of (a) the MAXIMUM RATE, or (b) the LIBOR RATE plus THREE PERCENT (3.00%) (the “Rate Margin”). From and after the Maturity Date, the Rate shall be the Maturity Rate. As used herein, the term “LIBOR Rate” shall mean, on any applicable date of determination, the London Interbank Offered Rate of interest per annum as published on that date on the website of http://online.wsj.com/public/us as the current “Libor 1 Month Rate”. On days when http://online.wsj.com/public/us does not publish the current Libor 1 Month Rate, the LIBOR Rate will be the most recently published Libor 1 Month Rate on http://online.wsj.com/public/us. In the event http://online.wsj.com/public/us shall cease to exist or shall cease to publish a current Libor 1 Month Rate, then the LIBOR Rate will be the 1 Month London Interbank Offered Rate of interest per annum as quoted from ICE Benchmark Administration Limited Interest Settlement Rates, or any successor thereto or replacement thereof; provided that if no such successor or replacement shall exist at such time, the LIBOR Rate shall be determined by any other source selected by Lender in its Permitted Discretion that reflects an alternative index rate designated by Lender from time to time, as quoted for U.S. Dollars. Commencing on the Effective Date and continuing through the Maturity Date, the LIBOR Rate shall be determined on the FIRST (1st) day of each calendar month and shall be fixed for such calendar month. In the event the Effective Date is a date other than the FIRST (1st) day of a calendar month, then the LIBOR Rate in effect from the Effective Date until the day immediately prior to the FIRST (1st) day of the next succeeding calendar month shall be the LIBOR Rate in effect as of the Effective Date. Any change in the Rate resulting from an adjustment of the LIBOR Rate on the FIRST (1st) day of each calendar month or any change in the Maximum Rate in effect from day to day shall be effective without notice to Debtor (which notice of change in the applicable Rate is hereby expressly waived by Debtor) on the same date as the change in the Rate.

(a) If Lender notifies Debtor that rates obtained by Lender in or through the London interbank market do not adequately reflect Lender’s own funding costs, then Lender may substitute another rate based on an index chosen by Lender in its Permitted Discretion which index used to determine such rate shall be consistent with the index used by Lender in determining rates for its other similarly situated borrowers and add the Rate Margin to that, and Debtor will pay interest at a rate per year equal to the sum of such index rate plus the Rate Margin. The provisions of this Section shall apply to any such substituted total rate based on any such index, as fully as if such total rate were the LIBOR Rate.

PROMISSORY NOTE – PAGE 1
B1BANK – MERIDIAN EQUIPMENT LEASING LLC

(b) If any treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise by a central bank or fiscal authority (whether or not having the force of law) shall either prohibit or extend the time at which any principal subject to the LIBOR Rate, or corresponding deposits, may be purchased, maintained, or repaid, all as determined by Lender in its Permitted Discretion, then Lender may substitute another index rate chosen by Lender in its Permitted Discretion which index used to determine such rate shall be consistent with the index used by Lender in determining rates for its other similarly situated borrowers and add the Rate Margin to that, and Debtor will pay interest at a rate per year equal to the sum of such index rate plus the Rate Margin. The provisions of this Section shall apply to any such substituted total rate based on any such index, as fully as if such total rate were the LIBOR Rate.

(c) All payments of principal and interest shall be made without reduction for any taxes (other than income or withholding taxes imposed by the United States or any State thereof on payments hereunder or imposed by any taxing jurisdiction on the income of Lender), costs, fees, losses and expenses incurred or charged by Lender resulting from having principal outstanding hereunder at the LIBOR Rate, including:

(i) Taxes (or the withholding of amounts for taxes) of any nature whatsoever including income, excise, and interest equalization taxes (other than income or withholding taxes imposed by the United States or any State thereof on payments hereunder or imposed by any taxing jurisdiction on the income of Lender), as well as all levies, imposts, duties, or fees whether now in existence or resulting from a change in, or promulgation of, any treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise, by a central bank or fiscal authority (whether or not having the force of law) or a change in the basis of, or time of payment of, such taxes and other amounts resulting therefrom;

(ii) To the extent not included within the definition of LIBOR Rate, any reserve or special deposit requirements against assets or liabilities of, or deposits with or for the account of, Lender with respect to principal outstanding at the LIBOR Rate (including those imposed under Regulation D of the Federal Reserve Board) or resulting from a change in, or the promulgation of, such requirements by treaty, statute, regulation, interpretation thereof, or any directive, guideline, or otherwise by a central bank or fiscal authority (whether or not having the force of law); and

(iii) Any other costs resulting from compliance with treaties, statutes, regulations, interpretations, or any directives or guidelines, or otherwise by a central bank or fiscal authority (whether or not having the force of law).

Notwithstanding any provision of this Note or any other agreement or commitment between Debtor and Lender, whether written or oral, express or implied, Lender shall never be entitled to charge, receive or collect, nor shall amounts received hereunder be credited so that Lender shall be paid, as interest a sum greater than interest at the Maximum Rate. It is the intention of Lender and Debtor that this Note, and all instruments securing the payment of this Note or executed or delivered in connection therewith, shall comply with applicable law. If Lender ever contracts for, charges, receives or collects anything of value which is deemed to be interest under applicable law, and if the occurrence of any circumstance or contingency, whether acceleration of maturity of this Note, prepayment of this Note, delay in advancing proceeds of this Note or any other event, should cause such interest to exceed the Maximum Rate, any amount which exceeds interest at the Maximum Rate shall be applied to the reduction of the unpaid principal balance of this Note or any other Indebtedness, and if this Note and such other Indebtedness are paid in full, any remaining excess shall be paid to Debtor. In determining whether the interest exceeds interest at the Maximum Rate, the total amount of interest shall be spread, prorated and amortized throughout the entire term of this Note until its payment in full. The term “Maximum Rate” as used in this Note means the maximum nonusurious rate of interest per annum permitted by whichever of applicable United States federal law or Texas law permits the higher interest rate, including to the extent permitted by applicable law, any amendments thereof hereafter or any new law hereafter coming into effect to the extent a higher Maximum Rate is permitted thereby. If at any time the Rate shall exceed the Maximum Rate, the Rate shall be automatically limited to the Maximum Rate until the total amount of interest accrued hereunder equals the amount of interest which would have accrued if there had been no limitation to the Maximum Rate. To the extent, if any, that Chapter 303 of the Texas Finance Code, as amended (the “Act”), is relevant to Lender for purposes of determining the Maximum Rate, Lender and Debtor elect to determine the Maximum Rate under the Act pursuant to the “weekly ceiling” from time to time in effect, as referred to and defined in §303.001-303.016 of the Act; subject, however, to any right Lender subsequently may have under applicable law to change the method of determining the Maximum Rate.

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B1BANK – MERIDIAN EQUIPMENT LEASING LLC

2. Accrual Method. Interest on the Indebtedness evidenced by this Note shall be computed on the basis of a THREE HUNDRED SIXTY (360) day year and shall accrue on the actual number of days elapsed for any whole or partial month in which interest is being calculated. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included regardless of the time of day such advance is made, and the day on which funds are repaid shall be included unless repayment is credited prior to the close of business on the Business Day received as provided herein.

3. Payment Schedule. Except as expressly provided herein to the contrary, all payments on this Note shall be applied in the following order of priority: (a) the payment of accrued but unpaid interest hereon, (b) the payment of all or any portion of the principal balance hereof then outstanding hereunder, in the direct order of maturity, and (c) the payment or reimbursement of any expenses, costs or obligations (other than the outstanding principal balance hereof and interest hereon) for which either Debtor shall be obligated or Lender shall be entitled pursuant to the provisions of this Note or the other Loan Documents,. If an Event of Default exists, then Lender may, at the sole option of Lender, apply any such payments, at any time and from time to time, to any of the items specified in clauses (a), (b) or (c) above without regard to the order of priority otherwise specified herein and any application to the outstanding principal balance hereof may be made in either direct or inverse order of maturity. If any payment of principal or interest on this Note shall become due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment.

(a) Deferral of Interest. Interest due on the Loan is deferred for a period of TWELVE (12) months; provided that during such period, interest shall be capitalized (added to principal) on NOVEMBER 12, 2021. Thereafter, interest shall be due and payable monthly beginning on DECEMBER 12, 2021 and on the same day of each calendar month thereafter (and if no such date exists in a calendar month on the LAST day of such calendar month) until the Maturity Date.

(b) Principal Payments. Principal payments are deferred for a period of TWENTY-FOUR (24) months and thereafter are due and shall be paid as follows:

(i) On NOVEMBER 12, 2023, the amount equal to FIFTEEN PERCENT (15.00%) of the original principal amount of the Note, plus FIFTEEN PERCENT (15%) of any capitalized interest;

(ii) On NOVEMBER 12, 2024, the amount equal to FIFTEEN PERCENT (15.00%) of the original principal amount of the Note, plus FIFTEEN PERCENT (15%) of any capitalized interest; and

(iii) A final payment of all outstanding principal and interest, together with such other amounts as shall then be due and owing from Debtor to Lender under the Loan on the EARLIER of (i) the acceleration of the Indebtedness pursuant to the terms of the Loan Documents; or (ii) NOVEMBER 12, 2025 (the EARLIER of such dates being the “Maturity Date”).

All payments of principal and interest are due and payable without notice, demand, setoff or counterclaim. Lender is under no obligation to refinance the final payment at maturity. Amounts repaid may not be re-borrowed. Lender’s records of the amounts borrowed and accrued and unpaid interest thereon from time to time shall be conclusive proof thereof absent manifest error. Each Advance hereunder shall be subject to the terms and conditions set forth in the Loan Agreement.

4. Delinquency Charge. In the event any installment owing under this Note (other than on the Maturity Date), or any part thereof, remains unpaid for TEN (10) or more days past the due date thereof as provided above, Debtor shall pay to Lender, in addition to any other amounts to which Lender may be entitled hereunder, a reasonable late payment fee equal to FIVE PERCENT (5.00%) of the amount of said installment, which amount is stipulated by Debtor to be reasonable in order to compensate Lender for its additional costs incurred as a result of having to attend to such delinquency. This late charge should be paid only once as to such amount as is due and owing, but promptly, as to each respective late payment. It is further agreed that the imposition of any such late payment fee shall in no way prejudice or limit Lender’s rights or remedies against Debtor under this Note or any of the other Loan Documents. In the event any check or other payment item used to make a payment to Lender is dishonored for any reason, Debtor shall pay to Lender, in addition to any other amounts to which Lender may be entitled hereunder, a reasonable processing fee of THIRTY AND NO/100 DOLLARS ($30.00) (or the maximum amount provided from time to time in Section 3.506(b) of the Texas Business and Commerce Code). This processing fee should be paid once with respect to each dishonor of a check or other payment item. It is further agreed that the imposition of any such processing fee shall in no way prejudice or limit Lender’s rights or remedies against Debtor under this Note or any of the other Loan Documents.

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B1BANK – MERIDIAN EQUIPMENT LEASING LLC

5. Waivers, Consents and Covenants. DEBTOR, ANY INDORSER OR GUARANTOR HEREOF, OR ANY OTHER PARTY HERETO (INDIVIDUALLY AN “OBLIGOR” AND COLLECTIVELY “OBLIGORS”) AND EACH OF THEM JOINTLY AND SEVERALLY: (A) WAIVES PRESENTMENT, DEMAND, PROTEST, NOTICE OF DEMAND, NOTICE OF INTENT TO ACCELERATE, NOTICE OF ACCELERATION OF MATURITY, NOTICE OF PROTEST, NOTICE OF NONPAYMENT, NOTICE OF DISHONOR, AND ANY OTHER NOTICE REQUIRED TO BE GIVEN UNDER THE LAW TO ANY OBLIGOR IN CONNECTION WITH THE DELIVERY, ACCEPTANCE, PERFORMANCE, DEFAULT OR ENFORCEMENT OF THIS NOTE, ANY INDORSEMENT OR GUARANTY OF THIS NOTE, OR ANY OTHER DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS NOW OR HEREAFTER EXECUTED IN CONNECTION WITH ANY OBLIGATION OF DEBTOR TO LENDER; (B) CONSENTS TO ALL DELAYS, EXTENSIONS, RENEWALS OR OTHER MODIFICATIONS OF THIS NOTE OR THE LOAN DOCUMENTS AS MAY BE AGREED IN WRITING BY DEBTOR AND LENDER, OR WAIVERS OF ANY TERM HEREOF OR OF THE LOAN DOCUMENTS, OR RELEASE OR DISCHARGE BY LENDER OF ANY OBLIGORS, OR RELEASE, SUBSTITUTION OR EXCHANGE OF ANY SECURITY FOR THE PAYMENT HEREOF, OR THE FAILURE TO ACT ON THE PART OF LENDER, OR ANY INDULGENCE SHOWN BY LENDER (WITHOUT NOTICE TO OR FURTHER ASSENT FROM ANY OBLIGORS); (C) AGREES THAT NO SUCH ACTION, FAILURE TO ACT OR FAILURE TO EXERCISE ANY RIGHT OR REMEDY BY LENDER SHALL IN ANY WAY AFFECT OR IMPAIR THE OBLIGATIONS OF ANY OBLIGORS OR BE CONSTRUED AS A WAIVER BY LENDER OF, OR OTHERWISE AFFECT, ANY OF LENDER’S RIGHTS UNDER THIS NOTE, UNDER ANY INDORSEMENT OR GUARANTY OF THIS NOTE OR UNDER ANY OF THE LOAN DOCUMENTS; AND (D) AGREES TO PAY, ON DEMAND, ALL REASONABLE COSTS AND EXPENSES OF COLLECTION OR DEFENSE OF THIS NOTE OR OF ANY INDORSEMENT OR GUARANTY HEREOF AND/OR THE ENFORCEMENT OR DEFENSE OF LENDER’S RIGHTS WITH RESPECT TO, OR THE ADMINISTRATION, SUPERVISION, PRESERVATION, OR PROTECTION OF, OR REALIZATION UPON, ANY PROPERTY SECURING PAYMENT HEREOF, INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEY’S FEES, INCLUDING FEES RELATED TO ANY SUIT, MEDIATION OR ARBITRATION PROCEEDING, OUT OF COURT PAYMENT AGREEMENT, TRIAL, APPEAL, BANKRUPTCY PROCEEDINGS OR OTHER PROCEEDING, IN SUCH AMOUNT AS MAY BE DETERMINED REASONABLE BY ANY ARBITRATOR OR COURT, WHICHEVER IS APPLICABLE.

6. Prepayments.

(a) Voluntary Prepayments. Prepayments may be made in whole or in part at any time without premium or penalty. All prepayments of principal shall be applied in the inverse order of maturity, or in such other order as Lender shall determine in its Permitted Discretion.

(b) Mandatory Prepayments. If, on any date (such date, a “Trigger Date”), the Board of Governors of the Federal Reserve System or a designee thereof has, after consultation with Lender, notified Lender in writing that Debtor has materially breached, made a material misrepresentation with respect to or otherwise failed to comply with certifications in Section 2 (CARES Act Borrower Eligibility Certifications and Covenants) or Section 3 (FRA and Regulation A Borrower Eligibility Certifications) of the Borrower Certifications and Covenants in any material respect or that any such certification has failed to be true and correct in any material respect, then Lender shall promptly so notify Debtor and Debtor, shall, no later than TWO (2) Business Days after such Trigger Date, prepay the Loan in full, along with any accrued and unpaid interest thereon.

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B1BANK – MERIDIAN EQUIPMENT LEASING LLC

7. Remedies Upon Default. Upon the occurrence of an Event of Default the entire balance outstanding hereunder and all other obligations of any Obligor to Lender (however acquired or evidenced) shall, at the option of Lender, become immediately due and payable and any obligation of Lender to permit further borrowing under this Note shall immediately cease and terminate. From and after (a) an Event of Default, or (b) the Maturity Date (whether by acceleration or otherwise), the Rate on the unpaid principal balance of this Note shall be increased at Lender’s discretion up to the LESSER of (i) EIGHTEEN PERCENT (18.00%), or (ii) the MAXIMUM RATE (the “Maturity Rate”). The provisions herein for a Maturity Rate (a) shall not be deemed to extend the time for any payment hereunder or to constitute a “grace period” giving Obligors a right to cure any default, and (b) shall be deemed the contract rate of interest applicable to the outstanding principal balance of the Note after the occurrence and during the continuance of one of the events set forth in this Section. At Lender’s option, any accrued and unpaid interest, fees or charges may, for purposes of computing and accruing interest on a daily basis after the due date of this Note or any installment thereof, be deemed to be a part of the principal balance, and interest shall accrue on a daily compounded basis after such date at the Maturity Rate provided in this Note until the entire outstanding balance of principal and interest is paid in full. Upon an Event of Default, Lender is hereby authorized at any time, at its option and without notice or demand, to set off and charge against any deposit accounts of any Obligor (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and any other property, rights and interests of any Obligor), which at any time shall come into the possession or custody or under the control of Lender or any of its agents, affiliates or correspondents, any and all obligations due hereunder. Additionally, Lender shall have all rights and remedies available under each of the Loan Documents, as well as all rights and remedies available at law or in equity.

8. Waiver. The failure at any time of Lender to exercise any of its options or any other rights hereunder shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of its options or rights at a later date. All rights and remedies of Lender shall be cumulative and may be pursued singly, successively or together, at the option of Lender. The acceptance by Lender of any partial payment shall not constitute a waiver of any default or of any of Lender’s rights under this Note. No waiver of any of its rights hereunder, and no modification or amendment of this Note, shall be deemed to be made by Lender unless the same shall be in writing, duly signed on behalf of Lender; each such waiver shall apply only with respect to the specific instance involved, and shall in no way impair the rights of Lender or the obligations of Obligors to Lender in any other respect at any other time.

9. Applicable Law. Debtor agrees that this Note shall be deemed to have been made in the State of Texas at Lender’s address indicated at the beginning of this Note and shall be governed by, and construed in accordance with, the laws of the State of Texas and is performable in the City and County of Texas indicated at the beginning of this Note.

10. Partial Invalidity. The unenforceability or invalidity of any provision of this Note shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of this Note or of the Loan Documents to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

11. Binding Effect. This Note shall be binding upon and inure to the benefit of Obligors and Lender and their respective successors, assigns, heirs and personal representatives, provided, however, that no obligations of Obligors hereunder can be assigned without prior written consent of Lender.

12. Controlling Document. To the extent that this Note conflicts with or is in any way incompatible with any other document related specifically to the loan evidenced by this Note, this Note shall control over any other such document, and if this Note does not address an issue, then each other such document shall control to the extent that it deals most specifically with an issue.

13. Commercial Purpose. DEBTOR REPRESENTS TO LENDER THAT THE PROCEEDS OF THIS LOAN ARE TO BE USED PRIMARILY FOR BUSINESS, COMMERCIAL OR AGRICULTURAL PURPOSES AND NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES. DEBTOR ACKNOWLEDGES HAVING READ AND UNDERSTOOD, AND AGREES TO BE BOUND BY, ALL TERMS AND CONDITIONS OF THIS NOTE.

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B1BANK – MERIDIAN EQUIPMENT LEASING LLC

14. Collection. If this Note is placed in the hands of an attorney for collection, or if it is collected through any legal proceeding at law or in equity or in bankruptcy, receivership or other court proceedings, Debtor agrees to pay all costs of collection, including, but not limited to, court costs and reasonable attorneys’ fees.

15. Time is of the Essence. Time is of the essence with respect to all provisions of this Note and the other Loan Documents.

16. Notice of Balloon Payment. At maturity (whether by acceleration or otherwise), Debtor must repay the entire principal balance of this Note and unpaid interest then due. Lender is under no obligation to refinance the outstanding principal balance of this Note (if any) at that time. Debtor will, therefore, be required to make payment out of other assets Debtor may own; or Debtor will have to find a lender willing to lend Debtor the money at prevailing market rates, which may be higher than the interest rate on the outstanding principal balance of this Note. If Obligors have guaranteed payment of this Note, Obligors may be required to perform under such guaranty.

17. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OBLIGOR AND LENDER HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF. EACH OBLIGOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT DEBTOR HAS BEEN INDUCED TO EXECUTE THIS NOTE AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.

NOTICE OF FINAL AGREEMENT

THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND THE SAME MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

PROMISSORY NOTE – PAGE 6
B1BANK – MERIDIAN EQUIPMENT LEASING LLC

EXECUTED as of the Effective Date.

DEBTOR:		ADDRESS:

MERIDIAN EQUIPMENT LEASING LLC		5151 Belt Line Rd., Ste. 715
Dallas, TX 75254
By:	JORGAN DEVELOPMENT, LLC
Its:	Manager

By:	/s/ James Ballengee
Name:	James Ballengee
Title:	Manager

PROMISSORY NOTE – SIGNATURE PAGE
B1BANK – MERIDIAN EQUIPMENT LEASING LLC